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Exhibit 10.35

LOAN AND SECURITY AGREEMENT

DATED AS OF OCTOBER 24, 2002

AMONG

SUN MICROSYSTEMS, INC.

AS LENDER

AND

DOT HILL SYSTEMS CORP.

AND

DOT HILL SYSTEMS B.V.,

AS BORROWER

INDEX OF EXHIBITS AND SCHEDULES

Schedule A	—	Definitions
Schedule B	—	Lender's and Borrower' Addresses for Notices
Schedule C	—	Schedule of Documents

Disclosure Schedule (3.2)	—	Places of Business; Corporate Names
Disclosure Schedule (3.6)	—	Real Estate
Disclosure Schedule (3.7)	—	Indebtedness
Disclosure Schedule (3.10)	—	Taxes
Disclosure Schedule (3.12)	—	ERISA
Disclosure Schedule (3.13)	—	Litigation
Disclosure Schedule (3.14)	—	Intellectual Property
Disclosure Schedule (3.16)	—	Environmental Matters
Disclosure Schedule (3.17)	—	Insurance
Disclosure Schedule (4.2)	—	Liens

Exhibit A	—	Form of Promissory Note
Exhibit B	—	Form of Certificate of Compliance
Exhibit C	—	Form of Landlord's Waiver and Consent
Exhibit D	—	Form of U.C.C. Schedule

LOAN AND SECURITY AGREEMENT

        This LOAN AND SECURITY AGREEMENT is dated as of October 24, 2002, and agreed to by and among DOT HILL SYSTEMS CORPORATION, a Delaware corporation ("Dot Hill"), its wholly-owned subsidiary, DOT HILL SYSTEMS B.V., a Netherlands corporation ("Dot Hill BV") (Dot Hill and Dot Hill BV are sometimes hereinafter individually and sometimes collectively referred to herein as "Borrower"), and SUN MICROSYSTEMS, INC., a Delaware corporation ("Sun") (Sun being sometimes hereinafter referred to herein as "Lender" and sometimes as "Sun").

RECITALS

        A.    Pursuant to a certain Products Purchase Agreement No. AR-63645 dated May 24, 2002, and the exhibits and the other documents referenced therein and executed by one or more of the Persons comprising Borrower and one or more of the Persons comprising Lender (including without limitation any Product Supplement/Award Letter sometimes collectively referred to herein as the "PPA"), Sun has agreed to purchase and Borrower has agreed to design and sell to Sun for resale by Sun various network storage system and related products (collectively, the "Products") to Lender pursuant to purchase orders issued by Sun to Borrower from time to time (each, a "Purchase Order"). Because of the length of time it takes Borrower to develop Products and for other business reasons, Borrower has requested Sun to provide financing from time to time to Borrower to enable Borrower and its Affiliates to pay for the cost of designing and fulfilling each Purchase Order issued by Sun pursuant to the PPA. Sun has agreed to provide such Purchase Order financing, in its sole discretion, upon the terms and conditions set forth herein.

        B.    Each of the Products contains certain "Controller Components" (as defined in the OEM Agreement) that are manufactured and supplied by Infortrend Technology, Inc., a Taiwan corporation ("Infortrend") to Dot Hill pursuant to a certain OEM agreement dated May 20, 2002 between Infortrend and Dot Hill (the "Infortrend OEM Agreement").

        C.    Sun, Infortrend and Dot Hill have also entered into a certain separate Manufacturing Rights Agreement dated May 24, 2002 (the "Infortrend Manufacturing Rights Agreement") to provide Dot Hill and Sun, upon the occurrence of certain conditions, with rights to, among other things, manufacture the Controller Components.

        D.    Pursuant to and in connection with the PPA, Sun Microsystems and Dot Hill also executed a certain Manufacturing Rights Agreement No. AR-63762 dated May 24, 2002 (the "Manufacturing Rights Agreement"), which accords to Sun under the circumstances described therein, manufacturing and other rights to the Products and to use certain Intellectual Property Rights, Dot Hill Technical Information and Technology (as such initially capitalized terms are defined therein) and certain other property and rights belonging to Borrower.

        E.    In connection with the agreements described in the foregoing Recitals, Sun, Dot Hill, Infortrend, and DSI Technology Escrow Services ("Escrowee") executed and delivered a certain Escrow Agreement dated as of May 24, 2002 (the "Escrow Agreement"), pursuant to which (i) Infortrend agreed to make available to Dot Hill and to Sun, respectively, the "Infortrend Escrow Materials" (as defined therein), and (ii) Dot Hill agreed to make available to Sun the "Dot Hill Escrow Materials" (as defined therein).

        F.    Unless defined elsewhere in this Agreement, initially capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern. All Schedules, Attachments, Addenda and Exhibits (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the Recitals, which the parties to intend to incorporate into this Agreement by reference, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    AMOUNT AND TERMS OF CREDIT

          1.1    Loans.    (a) Subject to the terms and conditions of this Agreement, Lender agrees to make available advances (each, a "Loan") to or for the benefit of Borrower in an aggregate amount not to exceed the face amount of a particular Purchase Order, as and when each Purchase Order is issued by Sun to Borrower, and (b) such other financial accommodations as Lender may elect to provide to or for the benefit of Borrower ("Financial Accommodations"). Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, except for the Initial Loan in the amount of $4,535,000 (the "Initial Loan"), as hereinafter provided, Lender's obligation to make any Loan or to provide any other form of Financial Accommodation to or for the benefit of Borrower is discretionary and shall be advanced or not be advanced, or shall be provided or not be provided, as Lender, in its sole and absolute discretion, shall determine. Each Loan shall be evidenced by a Note in the form of Exhibit A attached hereto, and shall be repayable as provided in this Agreement. No Loan shall be deemed to constitute a revolving credit facility and following repayment of a particular Loan, may not be reborrowed from Lender. In addition, the initial Note executed by Borrower shall evidence an additional advance by Lender for the attorneys' fees and expenses incurred by Lender in documenting the transactions evidenced hereby. Within ten (10) days after receiving an invoice for legal fees and expenses from Lender's counsel, Sedgwick, Detert, Moran & Arnold, Borrower agrees to directly pay Lender's counsel in the event that the legal fees and expenses incurred by Lender exceed $35,000 in connection with the execution and delivery of this Agreement, the Loan Documents and the related transactions contemplated hereunder.

            (b)  If, in connection with a particular Purchase Order, Borrower desires to receive a Loan (other than the Initial Loan), it shall give Lender written notice given no later than twenty (20) Business Days prior to the date such Loan is to be made. Each Loan shall be evidenced by, and be repayable in accordance with the terms of, a separate Note and this Agreement.

          1.2    Term and Prepayment.    (a) Upon the Termination Date, the obligation of Lender to consider making Loans and to extend other Financial Accommodations hereunder shall immediately terminate and Borrower shall pay to Lender in full, in cash: (i) all outstanding Loans and Financial Accommodations, and all accrued but unpaid interest thereon; (ii) all other non-contingent Obligations due to or incurred by Lender; and (iii) in either case, together with any reimbursable Obligations then due and payable.

            (b)  Borrower shall have the right to prepay any one or more Loans or other Financial Accommodations in whole or from time to time in part without penalty or premium; provided that (i) if the prepayment is in full, it shall be made with all accrued, unpaid interest then owing thereon; (ii) if the prepayment is in part, then such prepayment shall include all accrued, unpaid interest owing on the entire Loan as of the date of prepayment.

          1.3    Use of Proceeds.    Borrower shall use the proceeds of the Loans to enable Borrower to design and cause to be delivered the Products specified in the Purchase Orders issued by Sun to Dot Hill from time to time, and for other working capital and other general corporate purposes, including cash bonuses to non-executive employees, but not for making a Restricted Payment.

          1.4    Single Loan.    The Loans and all of the other Obligations of Borrower to Lender shall constitute one general obligation of Borrower secured by all of the Collateral.

          1.5    Interest    (a) Borrower shall pay interest to Lender on the aggregate outstanding Loans attributable to Borrower at a rate of two percent (2%) per annum (the "Interest Rate"). All computations of interest shall be made by Lender computed on the average daily balance of the outstanding principal balance of the Loan. Each determination by Lender of the interest owing rate hereunder shall be conclusive and binding for all purposes, absent manifest error. In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

            (b)  Interest shall accrue on the outstanding balance of each Loan and be due and payable on the Termination Date.

            (c)  If any interest or other payment to Lender under this Agreement becomes due and payable on a day other than a Business Day, such Payment Date shall be extended to the next succeeding Business Day.

          1.6    Payment of Principal and Interest on Loans.    The unpaid principal balance of each Loan and all accrued, unpaid interest shall be due and payable on the Termination Date. The principal balance of each Loan shall be paid in part in conjunction with the issuance of each invoice by Dot Hill under a Purchase Order for which Lender has made a Loan (a "Financed Purchase Order"). Borrower shall make a payment on account of the principal portion of a Loan in an amount equal to thirty-seven percent (37.0%) of the net amount of the invoice (the "Payment Amount") by Sun (i) deducting the Payment Amount from the invoice payment, and (ii) applying the Payment Amount first to reimbursable Obligations then due and payable hereunder, and then to the unpaid principal balance due and owing as of the last day before payment of the invoice is overdue (the "Payment Date"). Notwithstanding such prepayment arrangements, Borrower shall continue to have personal liability to the payment and performance of all Obligations hereunder in lawful money of the United States of America.

          1.7    Receipt of Payments.    Borrower shall make each payment under this Agreement (not otherwise made pursuant to Sections 1.6 or 1.8) without set-off, counterclaim or deduction and free and clear of all Taxes. If Borrower shall be required by law to deduct any Taxes from any payment to Lender under any Loan Document, then the amount payable to Lender shall be increased so that, after making all required deductions, Lender receives an amount equal to that which it would have received had no such deductions been made.

          1.8    Application and Allocation of Payments.    Borrower irrevocably agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable. Lender is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made Loans on behalf of Borrower for: (a) payment of all fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents, (b) the payment, performance or satisfaction of any of Borrower's obligations with respect to preservation of the Collateral or otherwise under this Agreement, or (c) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement, even if the making of any such Loan causes the outstanding balance of the Loan to exceed the original amount of a Purchase Order. For all such Loans made by Lender to or for the benefit of Borrower under this Section 1.8, Lender shall have the right, among other remedies and in addition to the payment procedures set forth in Section 1.6 above, to deduct such amounts from the amounts otherwise due and payable under invoices issued by Dot Hill to Sun from time to time thereafter. In addition, in its sole discretion, Lender may require Borrower to pay all sums payable under this Section 1.8 upon demand and in cash.

          1.9    Accounting.    Lender is authorized to record on its books and records the date and amount of each Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Any failure on the part of the Lender to keep any such recordation (or any errors therein) or to send a statement thereof to Borrower shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Loans made to Borrower under this Agreement. Except to the extent that Borrower shall, within 30 days after such statement and accounting is sent, notify Lender in writing of any objection Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon Borrower, absent manifest error.

          1.10    Indemnity.    Borrower and each Person comprising Borrower agree to indemnify and hold Lender and its Affiliates, and their respective employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities, Taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO BORROWER, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

        2.    CONDITIONS PRECEDENT

          2.1    Conditions to the Initial Loans.    Lender shall not be obligated to make any of the Loans or perform any other action hereunder, until the following conditions have been satisfied in a manner satisfactory to Lender in its sole discretion, or waived in writing by Lender:

            (a)  the Loan Documents to be delivered have been duly executed and delivered by the appropriate parties, all as set forth in the Schedule of Documents (Schedule C);

            (b)  all existing financing statements filed against Borrower in any public office shall have been terminated of record, and no other financing statement, except in favor of Lender, shall be of record in any public office;

            (c)  The insurance policies provided for in Section 3.17 are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of Lender as required under such Section;

          2.2    Further Conditions to the Loans.    Lender shall not be obligated to fund any Loan (including the Initial Loans), if, as of the date thereof:

            (a)  any representation or warranty by Borrower contained herein or in any of the other Loan Documents shall be untrue or incorrect in any material respect as of such date, except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date; or

            (b)  any event or circumstance which has had or reasonably could be expected to have a Material Adverse Effect shall have occurred since the date of this Agreement; or

            (c)  any Default shall have occurred and be continuing or would result after giving effect to such Loan.

          2.3    Restatement of Representations and Warranties.    The request and acceptance by Borrower of the proceeds of any Loan, and the request by Borrower for any Financial Accommodation from Lender, as the case may be, shall be deemed to constitute, as of the date of such request and the date of such acceptance, (i) a representation and warranty by Borrower that the conditions in Section 2.2 have been satisfied and (ii) a restatement by Borrower of each of the representations and warranties made by Borrower in any Loan Document and a reaffirmation by Borrower of the granting and continuance of Lender's Liens pursuant to the Loan Documents.

        3.    REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

        To induce Lender to enter into this Agreement and to make the Loans, Borrower represents and warrants to Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promises to and agrees with Lender, that except as provided in the Disclosure Schedules attached or to be attached hereto, until the Termination Date as follows:

          3.1    Corporate Existence; Compliance with Law.    Borrower: (a) is, as of the date of this Agreement, and will continue to be (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Borrower which are necessary or appropriate for the conduct of its business.

          3.2    Executive Offices; Corporate or Other Names.    The location of Borrower's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months. As of the date hereof, during the prior five years, except as set forth in Disclosure Schedule (3.2), none of the Persons comprising Borrower has been known as or conducted business in any other name (including trade names).

          3.3    Corporate Power; Authorization; Enforceable Obligations.    The execution, delivery and performance by Borrower of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within Borrower's power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of Borrower; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person. As of the date hereof, each Loan Document shall have been duly executed and delivered on behalf of Borrower thereto, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

          3.4    Books and Records.    Borrower shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all consolidated and consolidating financial transactions, and payments and credits received on, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

          3.5    Material Adverse Change.    Between the date of Borrower's most recently audited Financial Statements and the date hereof: (a) Borrower has not incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Projections delivered on the date hereof and which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) there has been no material deviation from such Projections; and (c) no events have occurred which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. To Borrower's knowledge, no Requirement of Law or Contractual Obligation of Borrower has or have had or could reasonably be expected to have a Material Adverse Effect and Borrower is not in default, and to Borrower's knowledge no third party is in default, under or with respect to any of its Contractual Obligations, which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. As used in this Agreement, the term "to Borrower's knowledge" means the personal knowledge of the chief executive officer, president, chief operating officer, chief financial officer or other officer whose responsibilities specifically include the particular matter at issue.

          3.6    Real Estate; Property.    The real estate listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, or used by Borrower in its business, and Borrower will not execute any material agreement or contract in respect of such real estate after the date of this Agreement without giving Lender prompt prior written notice thereof. Borrower holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of Borrower are or will be subject to any Liens, except Permitted Encumbrances. With respect to each of the premises identified in Disclosure Schedule (3.2) a bailee, landlord or mortgagee agreement acceptable to Lender shall be been obtained within the time limits specified in the Open Items Agreement.

          3.7    Indebtedness.    All outstanding Indebtedness of Borrower as of the date hereof is described in Disclosure Schedule (3.7).

          3.8    Government Regulation.    To Borrower's knowledge, Borrower is not subject to or regulated under any foreign laws, or any Federal or state statute, rule or regulation that restricts or limits such Person's ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. To Borrower's knowledge, the making of the Loans, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law.

          3.9    Margin Regulations.    Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). Borrower does not own any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. Borrower will not take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

          3.10    Taxes; Charges.    Except as disclosed on Disclosure Schedule (3.10), to Borrower's knowledge, all tax returns, reports and statements required by any Governmental Authority to be filed by Borrower have, as of the date hereof, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority. No tax Lien (other than inchoate tax liens arising by operation of law with respect to taxes that are either not yet due or, if due, are not delinquent) has been filed against Borrower's property. To Borrower's knowledge, proper and accurate amounts have been and will be withheld by Borrower from their respective employees for all periods in complete compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities. Disclosure Schedule (3.10) sets forth as of the date hereof those taxable years for which Borrower's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.10), no Person included in Borrower and nor their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements or agreement extending the period of assessment of any Charges) or (b) to Borrower's knowledge, as a transferee. As of the date hereof, Borrower has not agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect. Borrower shall have the right to lawfully contest any assessed or proposed taxes in good faith and with due diligence and by appropriate procedures, provided, that (i) Borrower establishes adequate reserves in the amount of the proposed assessment, any penalties and any interest accruing thereon in accordance with GAAP, and (ii) such contest does not create a Material Adverse Effect.

          3.11    Payment of Obligations.    Borrower will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Borrower and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

          3.12    ERISA.    To Borrower's knowledge, no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, could reasonably be expected to result in a liability of Borrower of more than the Minimum Actionable Amount. To Borrower's knowledge, the present value of all accumulated benefit obligations of

  Borrower under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than the Minimum Actionable Amount, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than the Minimum Actionable Amount. To Borrower's knowledge, no Borrower or ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability in excess of the Minimum Actionable Amount.

          3.13    Litigation.    No Litigation is pending or, to Borrower's knowledge, threatened by or against Borrower or against Borrower's properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the date hereof there is no Litigation pending or threatened against Borrower which seeks damages in excess of $50,000 or injunctive relief or alleges criminal misconduct of Borrower. Borrower shall notify Lender promptly upon learning of the existence, threat or commencement of any Litigation against Borrower, any ERISA Affiliate or any Plan or any allegation of criminal misconduct against Borrower.

          3.14    Intellectual Property.    As of the date hereof, all material Intellectual Property owned or used by Borrower is listed, together with application or registration numbers, where applicable, in Disclosure Schedule (3.14). Borrower owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Borrower will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and Borrower will promptly patent or register, as the case may be, all new Intellectual Property and notify Lender in writing five (5) Business Days prior to filing any such new patent or registration. Upon its creation, Borrower will promptly copyright each copyright which can be registered with the United States Copyright Office, and concurrently therewith, execute and deliver a Copyright Security Agreement in form and substance reasonably satisfactory to Lender, granting a Lien in such copyrights to secure the payment and performance of the Obligations.

          3.15    Full Disclosure.    No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of Borrower under any Loan Document, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

          3.16    Hazardous Materials.    Except as set forth on Disclosure Schedule (3.16), as of the date hereof, (a) to Borrower's knowledge, Borrower is not subject to any Environmental Liabilities or, to Borrower's knowledge, potential Environmental Liabilities, in excess of $50,000 in the aggregate, (c) no notice has been received by Borrower identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of Borrower, there are no facts, circumstances or conditions that may result in Borrower being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (d) Borrower has provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to Borrower. Borrower: (i) shall comply in all material respects with all applicable Environmental Laws and Environmental Permits; (ii) shall notify Lender in writing within seven days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any of its Real Property; and (iii) shall promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by it in connection with any such Release.

          3.17    Insurance.    As of the date hereof, Disclosure Schedule (3.17) lists all insurance of any nature maintained for current occurrences by Borrower, as well as a summary of the terms of such insurance. Borrower shall deliver to Lender certified copies and endorsements to all of its and those of its Subsidiaries (a) "All Risk" and business interruption insurance policies naming Lender loss payee, and (b) general liability and other liability policies naming Lender as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Lender, will provide that the insurance companies will give Lender at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Borrower shall direct all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Lender. If any insurance proceeds are paid by check, draft or other instrument payable to Borrower and Lender jointly, Lender may endorse Borrower's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender reserves the right at any time, upon review of Borrower's risk profile, to require additional forms and limits of insurance. Borrower shall, on each anniversary of the date hereof and from time to time at Lender's request, deliver to Lender a report by a reputable insurance broker, satisfactory to Lender, with respect to such Person's insurance policies.

          3.18    Accounts and Inventory.    Borrower may enter into financing arrangements with one or more financial institutions for the financing of its Accounts of its inventory (the "Other Lenders"), provided, however, prior to entering into any such financing arrangements (i) each Other Lender shall agree not to take as collateral or purchase any interest in, any Inventory or Account arising from the sale of such Inventory which relates to any Purchase Order with Sun, or in any Intellectual Property; nor shall such Other Lender require the proceeds of any Loan made pursuant to this Agreement to be applied to any Indebtedness owing to such Other Lender; (ii) each Other Lender shall enter into an intercreditor agreement with Lender and in form and substance satisfactory to Lender, which identifies the nature and extent of the collateral in which such Other Lender intends to take a Lien or the Accounts such financial institution intends to purchase. Lender agrees to subordinate its Lien in the Accounts and Inventory of Borrower to the Lien of such Other Lender on terms and conditions reasonably acceptable to Lender. A default by Borrower under any such financing arrangements with any Other Lender shall constitute a Default hereunder. With respect to the Accounts pledged as collateral pursuant to any Loan Document, Lender shall have the right to request from time to time copies of all invoices, statements and reports relating to the which may be delivered to the Lender with respect thereto.

          3.19    Conduct of Business; Maintenance of Existence.    Borrower (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder and preserve all of its rights, privileges and franchises necessary and desirable in connection therewith, and (b) shall at all times maintain, preserve and protect all of the Collateral and Borrower's other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

          3.20    Further Assurances.    At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Lender's rights in the Collateral, or any of it, and under this Agreement, or (c) to enable Lender to exercise all or any of the rights and powers herein granted.

          3.21    Financing Statements; Perfection.    Borrower hereby authorizes Lender to file one or more financing statements describing all or any portion of the Collateral in such public offices as Lender deems necessary. In addition, Borrower hereby authorizes Lender, at Borrower's sole expense, to take such steps as Lender deems necessary to perfect the liens and security interests granted hereunder by Borrower, including recording any assignments, security agreements and/or other documents with the United States Patent and Trademark Office, the United States Copyright Office, and with any non-United States governmental or public office.

          Lender and Borrower acknowledge that Borrower did not have sufficient time to complete the preparation of all Disclosure Schedules required hereunder prior to the Initial Funding. Accordingly, Borrower has agreed to sign, date, and provide any missing Disclosure Schedules to Lender within the time limits stated in the Open Items Agreement. All Disclosure Schedules shall contain sufficient detail and documentation to Lender.

        4.    FINANCIAL MATTERS; REPORTS

          4.1    Reports and Notices.    Borrower represents, agrees and promises that from and after the date hereof until the Termination Date, Borrower shall deliver to Lender such financial information and reports as Lender shall request from time to time and which can be lawfully disclosed by a publicly held company.

          4.2    Other Reports and Information.    Borrower shall advise Lender promptly, in reasonable detail, of: (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default or other event which has had or could reasonably be expected to have a Material Adverse Effect. Borrower shall, upon request of Lender, furnish to Lender such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of Borrower or the Collateral as Lender may request, all in reasonable detail. A list and description of Liens in existence as of the date hereof that encumber any of Borrower's assets is attached in Schedule 4.2.

        5.    NEGATIVE COVENANTS

        Borrower covenants and agrees that, without Lender's prior written consent, from the date hereof until the Termination Date, Borrower shall not, directly or indirectly, by operation of law or otherwise:

          (a)  merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or make any investment in or, except as provided in clause 5(c) below, loan or advance to, any Person or form any Subsidiary;

          (b)  cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations, (ii) Indebtedness existing as of the date hereof set forth on Disclosure Schedule 5(b), (iii) Indebtedness permitted under the terms of Section 3.18, (iv) deferred taxes, (v) by endorsement of instruments or items of payment for deposit to the general account of Borrower, and (vi) Purchase Money Indebtedness for any inventory or goods required to complete any Purchase Order;

          (c)  (i) permit Borrower and its Affiliates to enter into any lending or borrowing relationship with each other or enter into any commercial transaction with each other, except for allocation of costs of administrative overhead such as legal, accounting, and management functions, or (ii) enter into any lending, borrowing, or other commercial transaction with any of its employees, directors, or Affiliates (except as permitted above), including upstreaming and downstreaming of cash and intercompany advances and payments;

          (d)  make any changes in any of its business objectives, purposes, or operations which could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect or engage in any business other than that presently engaged in or proposed to be engaged in the Projections delivered to Lender on the date hereof or amend its charter or by-laws or other organizational documents;

          (e)  create or permit any Lien on any of its properties or assets, except for Permitted Encumbrances;

          (f)    sell, transfer, issue, convey, assign or otherwise dispose of any of its assets or properties, including its Accounts or any shares of its Stock or engage in any sale-leaseback, synthetic lease or similar transaction; provided, that the foregoing shall not prohibit the sale of Inventory or obsolete or unnecessary Equipment in the ordinary course of its business;

          (g)  change its name, state of organization, chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, or acquire, lease or use any real estate after the date hereof without such Person, in each instance, giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral;

          (h)  make or permit any Restricted Payment;or

          (i)    amend or modify any of the Wells Fargo Agreements or agreements with any Affiliate of Wells Fargo Bank, without the prior written consent of Lender, which may be given or withheld on such terms as Lender shall determine.

        6.    SECURITY INTEREST

          6.1    Grant of Security Interest.    (a) As collateral security for the prompt and complete payment and performance of the Obligations, Borrower hereby grants to the Lender a continuing security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all bank and deposit accounts and all funds on deposit therein; all cash and cash equivalents; all commodity contracts; all investments and Investment Property; all Inventory and Equipment; all Goods; all Chattel Paper, Documents and Instruments; all Books and Records; all General Intangibles (including all Intellectual Property, Stock, contract rights, and choses in action); and to the extent not otherwise included, all Proceeds and products of all and any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, but excluding in all events Hazardous Waste (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Loan Document, collectively, the "Collateral").

            (b)  Borrower agrees that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lender. Borrower represents, warrants and promises to Lender that: (i) Borrower granting a Lien in Collateral is the sole owner of each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, and has good and marketable title thereto free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the Liens granted pursuant to this Agreement, upon completion of the filings and other actions listed on Disclosure Schedule 6.1 (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to the Lender in duly executed form) will constitute valid perfected Liens in all of the Collateral in favor of the Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from Borrower (other than purchasers of Inventory in the ordinary course of business) and such Liens are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances which have priority by operation of law; and (iii) no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Borrower promises to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and each shall take such actions, including (x) the prompt delivery of all original Instruments, Chattel Paper and certificated Stock owned by Borrower granting a Lien on Collateral to Lender, (y) notification of Lender's interest in Collateral at Lender's request, and (z) the institution of litigation against third parties as shall be prudent in order to protect and preserve Borrower's and Lender's respective and several interests in the Collateral. Borrower shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. If requested by Lender, all Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the Lien of Sun Microsystems, Inc."

            (c)  The parties agree that the security interests granted hereunder shall terminate and be of no further force and effect when this Agreement has been terminated and all of the Obligations hereunder and under the other Loan Documents have been paid or satisfied in full.

          6.2    Lender's Rights.    (a) Lender may, (i) at any time in Lender's own name or in the name of Borrower, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Lender's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper or other Collateral, and (ii) at any time after the occurrence and during the continuance of an Event of Default and without prior notice to Borrower, notify Account Debtors, parties to Contracts, and obligors in respect of Chattel Paper, Instruments, or other Collateral that the Collateral has been assigned to Lender and that payments shall be made directly to Lender. Upon the request of

  Lender made after the occurrence and during the continuance of an Event of Default, Borrower shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral. Borrower hereby constitutes Lender or Lender's designee as Borrower's attorney with power to endorse Borrower's name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

            (b)  It is expressly agreed by Borrower that, notwithstanding anything herein to the contrary, Borrower shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall have no obligation or liability whatsoever to any Person under any Contract, Instrument or License (between Borrower and any Person other than Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and Lender shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Borrower, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

            (c)  Borrower shall, with respect to each owned, leased, or controlled property or facility, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times): (i) provide access to such facility or property to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of Borrower's Books and Records; and (iii) permit Lender to inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Lender considers advisable, and Borrower agrees to render to Lender, at Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

            (d)  After the occurrence and during the continuance of an Event of Default, Borrower at its own expense, shall cause the certified public accountant then engaged by Borrower to prepare and deliver to Lender at any time and from time to time, promptly upon Lender's request, the following reports: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) test verifications of such Accounts as Lender may request. Borrower, at its own expense, shall cause its certified independent public accountants to deliver to Lender the results of any physical verifications of all or any portion of the Inventory made or observed by such accountants when and if such verification is conducted. Lender shall be permitted to observe and consult with Borrower's accountants in the performance of these tasks.

          6.3    Lender's Appointment as Attorney-in-Fact.    On the date hereof, Borrower shall execute and deliver a Power of Attorney in form and substance satisfactory to Lender. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender under the Power of Attorney are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender agrees and promises that (a) it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, (b) Lender shall only exercise the powers granted under the Power of Attorney in respect of Collateral, provided, except as otherwise required by applicable law, Lender shall not have any duty as to any Collateral, and Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. Borrower also hereby authorizes Lender to file any financing or continuation statement without the signature of Borrower to the extent permitted by applicable law.

          6.4    Grant of License to Use Intellectual Property Collateral.    Borrower hereby grants to Lender an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to Borrower) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Borrower, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date.

        7.    EVENTS OF DEFAULT: RIGHTS AND REMEDIES

          7.1    Events of Default.    The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with Section 10.3:

            (a)  Borrower shall fail to make any payment in respect of any Obligations within two (2) Business Days after the same are due and payable or declared due and payable (unless a longer, shorter or no grace or cure period is specifically provided in any document creating the specific Obligations for the payment of such Obligations); or

            (b)(i) Borrower shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in Section 1, Sections 3.1, 3.2, 3.17, 3.18, 3.19, 3.20, 4.2 or Section 5 of this Agreement; or (ii) Borrower shall fail or neglect to perform, keep or observe any of the other covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement (other than those set forth in the Sections referred to in clause (i) immediately above) or any of the other Loan Documents, and such breach is not remediable or, if remediable, continues unremedied for a period of five (5) Business Days after the earlier to occur of (x) the date on which such breach is known or reasonably should have become known to any officer of Borrower and (y) the date on which Lender shall have notified Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or

            (c)  an event of default shall occur under any Contractual Obligation of Borrower (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum Actionable Amount, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Minimum Actionable Amount to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

            (d)  any representation or warranty in this Agreement (including any Disclosure Schedule, Schedule or Exhibit attached or to be attached hereto) or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by Borrower shall be untrue or incorrect in any material respect as of the date when made or deemed made; or

            (e)  there shall be commenced against Borrower any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which remains unstayed or undismissed for thirty (30) consecutive days; or Borrower shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

            (f)    a case or proceeding shall have been commenced involuntarily against Borrower in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person's right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

            (g)  Borrower shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section 7.1 or clauses (i) and (ii) of this paragraph (g), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

            (h)  a final judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against Borrower, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within fifteen (15) days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days from the date of such judgment; or

            (i)    any other event shall have occurred or any information or documentation is provided to Lender pursuant to the Open Items Agreement, which in either case has had or could reasonably be expected to have a Material Adverse Effect and Lender shall have given Borrower notice thereof; or

            (j)    any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Lender shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral (or Borrower shall so assert any of the foregoing); or

            (k)  a Change of Control shall have occurred with respect to Borrower; or

            (l)    an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred and are then continuing, could reasonably be expected to result in liability of Borrower in an aggregate amount exceeding the Minimum Actionable Amount; or

            (m)  A "Conclusive Event" or the fail to timely cure a "Reparable Event" (as defined in the Escrow Agreement) by Dot Hill shall occur beyond any applicable grace or cure period contained therein, if any, or Dot Hill shall default or shall commit a material breach under any of the agreements referenced in the Recitals to this Agreement to which Borrower is a party (collectively, the "Manufacturing Agreements") beyond any applicable grace or cure period contained therein, if any; or

            (n)  A default or event of default shall occur under the Wells Fargo Agreements beyond any applicable grace or cure period contained therein, if any, and Wells Fargo Bank elects to accelerate the payment of the Indebtedness owing thereunder.

            (o)  A default or event of default shall occur under any financing or credit arrangement (in addition to the Wells Fargo Agreements) beyond any applicable grace or cure period contained therein, if any, and the creditor thereunder elects to accelerate the payment of the Indebtedness owing thereunder.

          7.2    Remedies.    (a) If any Default shall have occurred and be continuing, then Lender may terminate or suspend its obligation to make further Loans and/or other Financial Accommodations. In addition, if any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable; or (ii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in Sections 7.1 (e), (f), (g), or (m), the Obligations shall become immediately due and payable (and any obligation of Lender to consider making further Loans, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Lender.

            (b)  Without limiting the generality of the foregoing, Borrower expressly agrees that upon the occurrence of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. If the sale or other disposition is for credit, then Lender shall not be obligated to apply any such amount to the Obligations until the Lender receives payment in good funds on account thereof. Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. Such sales may be adjourned or continued from time to time with or without notice. Lender shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without rent or other charge for such sales or other action with respect to the Collateral for such time or times as Lender deems necessary or advisable.

            (c)  Borrower further agrees upon the occurrence and during the continuance of an Event of Default and at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at its premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to Borrower to maintain or preserve the rights of Borrower as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender's remedies with respect to such appointment without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower agrees that ten (10) days prior notice by Lender to Borrower of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

            (d)  Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

            (e)  No exercise of any right or remedy hereunder shall in any way affect, diminish or limit any right or remedy of Sun or Sun Microsystems International B.V., a Netherlands corporation, under the PPA, the Infortrend OEM Agreement, the Infortrend Manufacturing Rights Agreement, the Manufacturing Rights Agreement, the Escrow Agreement, any other Manufacturing Agreement, or any other agreement relating to the subject matters of those agreements, as the case may be. An Event of Default hereunder (after the expiration of all applicable cure and grace periods, if any) shall constitute a "Conclusive Event" under the Escrow Agreement) and a material default or breach under the other Manufacturing Agreements by Dot Hill. Regardless of whether or not there exists an Event of Default hereunder, Sun shall be permitted to exercise all of its rights and remedies under the Manufacturing Agreements in accordance with their respective terms.

          7.3    Waivers by Borrower.    Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, the Notes or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

          7.4    Proceeds.    The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Lender upon receipt to the Obligations in such order as Lender may deem advisable in its sole discretion, and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, including Section 9-601 et seq. of the Code (but only after Lender has received what Lender considers reasonable proof of a subordinate party's Lien), the surplus, if any, shall be paid to Borrower or their representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

        8.    SUCCESSORS AND ASSIGNS

        Each Loan Document shall be binding on and shall inure to the benefit of Borrower, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Lender. Any such purported conveyance by Borrower without the prior express written consent of Lender shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Lender reserves the right at any time to create and sell participations in the Loans and the Loan Documents and to sell, transfer or assign any or all of its rights in the Loans and under the Loan Documents.

        9.    GUARANTOR WAIVERS BY BORROWER

        IF AND TO THE EXTENT THAT ANY OBLIGATION OF BORROWER TO LENDER SHALL BE CONSIDERED AN OBLIGATION OF GUARANTY OR SURETYSHIP, THEN THE FOLLOWING PROVISIONS OF THIS SECTION 9 SHALL APPLY WITH RESPECT TO BORROWER SOLELY TO THE EXTENT THAT BORROWER IS DEEMED TO ACT IN THE CAPACITY OF A GUARANTOR AND SHALL NOT EFFECT A WAIVER OF RIGHTS IN SUCH PERSON'S CAPACITY AS A BORROWER:

          (A)  BORROWER EXPRESSLY WAIVES THE RIGHT TO REQUIRE LENDER FIRST TO PURSUE ANY OTHER PERSON, THE COLLATERAL, OR ANY OTHER SECURITY OR GUARANTY THAT MAY BE HELD FOR THE OBLIGATIONS, OR TO APPLY ANY SUCH SECURITY OR GUARANTY TO THE OBLIGATIONS BEFORE SEEKING FROM BORROWER PAYMENT IN FULL OF ITS LIABILITIES TO LENDER OR PROCEEDING AGAINST BORROWER FOR SAME.

          (B)  BORROWER ACKNOWLEDGES THAT IF LENDER MAY, UNDER APPLICABLE LAW, PROCEED TO REALIZE ITS BENEFITS UNDER ANY OF THE LOAN DOCUMENTS GIVING LENDER A LIEN UPON ANY COLLATERAL, WHETHER OWNED BY BORROWER OR BY ANY OTHER PERSON, EITHER BY JUDICIAL FORECLOSURE OR BY NON-JUDICIAL SALE OR ENFORCEMENT, LENDER MAY, AT ITS SOLE OPTION, DETERMINE WHICH OF ITS REMEDIES OR RIGHTS IT MAY PURSUE WITHOUT AFFECTING ANY OF ITS RIGHTS AND REMEDIES. IF, IN THE EXERCISE OF ANY OF ITS RIGHTS AND REMEDIES, LENDER SHALL FORFEIT ANY OF ITS RIGHTS OR REMEDIES, INCLUDING ITS RIGHT TO ENTER A DEFICIENCY JUDGMENT AGAINST BORROWER OR ANY OTHER PERSON, WHETHER BECAUSE OF ANY APPLICABLE LAWS PERTAINING TO "ELECTION OF REMEDIES" OR THE LIKE, BORROWER HEREBY CONSENTS TO SUCH ACTION BY LENDER AND WAIVES ANY CLAIM BASED UPON SUCH ACTION, EVEN IF SUCH ACTION BY LENDER SHALL RESULT IN A FULL OR PARTIAL LOSS OF ANY RIGHTS OF SUBROGATION WHICH BORROWER MIGHT OTHERWISE HAVE HAD BUT FOR SUCH ACTION BY LENDER. ANY ELECTION OF REMEDIES WHICH RESULTS IN THE DENIAL OR IMPAIRMENT OF THE RIGHT OF LENDER TO SEEK A DEFICIENCY JUDGMENT AGAINST BORROWER SHALL NOT IMPAIR ANY OTHER BORROWER'S OBLIGATION TO PAY THE FULL AMOUNT OF THE OBLIGATIONS. IN THE EVENT LENDER SHALL BID AT ANY FORECLOSURE OR TRUSTEE'S SALE OR AT ANY PRIVATE SALE PERMITTED BY LAW OR THE LOAN DOCUMENTS, LENDER MAY BID ALL OR LESS THAN THE AMOUNT OF THE OBLIGATIONS AND THE AMOUNT OF SUCH BID NEED NOT BE PAID BY LENDER BUT SHALL BE CREDITED AGAINST THE OBLIGATIONS. THE AMOUNT OF THE SUCCESSFUL BID AT ANY SUCH SALE, WHETHER LENDER OR ANY OTHER PARTY IS THE SUCCESSFUL BIDDER, SHALL BE CONCLUSIVELY DEEMED TO BE THE FAIR MARKET VALUE OF THE COLLATERAL AND THE DIFFERENCE BETWEEN SUCH BID AMOUNT AND THE REMAINING BALANCE OF THE OBLIGATIONS SHALL BE CONCLUSIVELY DEEMED TO BE THE AMOUNT OF THE OBLIGATIONS GUARANTEED BY BORROWER, NOTWITHSTANDING THAT ANY PRESENT OR FUTURE LAW OR COURT DECISION OR RULING MAY HAVE THE EFFECT OF REDUCING THE AMOUNT OF ANY DEFICIENCY CLAIM TO WHICH LENDER MIGHT OTHERWISE BE ENTITLED BUT FOR SUCH BIDDING AT ANY SUCH SALE.

          (C)  BORROWER AGREES THAT LENDER SHALL BE UNDER NO OBLIGATION TO (I) MARSHAL ANY ASSETS IN FAVOR OF BORROWER, (II) PROCEED FIRST AGAINST ANY OTHER BORROWER OR PERSON OR ANY PROPERTY OF ANY OTHER BORROWER OR PERSON OR AGAINST ANY COLLATERAL, (III) ENFORCE FIRST ANY OTHER GUARANTY OBLIGATIONS WITH RESPECT TO, OR SECURITY FOR, THE OBLIGATIONS, OR (IV) PURSUE ANY OTHER REMEDY IN LENDER'S POWER THAT BORROWER MAY NOT BE ABLE TO PURSUE ITSELF AND THAT MAY LIGHTEN BORROWER'S BURDEN, ANY RIGHT TO WHICH BORROWER HEREBY EXPRESSLY WAIVES.

          (D)  BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        10.  MISCELLANEOUS

          10.1    Complete Agreement; Modification of Agreement.    This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and no Loan Document may be modified, altered or amended except by a written agreement signed by Lender, a party to such Loan Document. Borrower or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Document from the date of its execution and delivery, regardless of whether the Initial Loan has been funded at that time.

          10.2    Expenses.    Borrower jointly and severally agree to pay or reimburse Lender for all costs and expenses (including the fees and expenses of all special counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith), incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of any Loan; (d) any amendment, extension, modification or waiver of, or consent with respect to any Loan Document or advice in connection with the administration of the Loans or the rights thereunder; (e) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person or Persons), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor the Loans, (ii) to evaluate, observe or assess Borrower or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

          10.3    No Waiver.    Neither Lender's failure, at any time or times, to require strict performance by Borrower of any provision of any Loan Document, nor Lender's failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, (a) shall waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith, or (b) shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default under any Loan Document, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower to Lender contained in any Loan Document and no Default by Borrower under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

          10.4    Severability; Section Titles.    Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation

  (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or the rights of Lender relating to any unpaid Obligation (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Termination Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of Borrower under the Loan Documents shall survive the Termination Date. The Section titles contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          10.5    Authorized Signature.    Until Lender shall be notified in writing by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Lender or any of Lender's officers, agents, or employees to be that of an officer of Borrower listed in the Secretarial Certificate in the form of Exhibit H shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors, and Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance of such signature shall have actual knowledge of the fact that such signature is false or the person whose signature or purported signature is presented is without authority.

          10.6    Notices.    Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 10.6), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule B or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request or other communication to any Person (other than Borrower or Lender) designated in Schedule B to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request or other communication.

          10.7    Counterparts.    Any Loan Document may be executed in any number of separate counterparts by one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument. A facsimile signature shall constitute an original signature but each party supplying a facsimile signature agrees to provide the original signature pages on the next Business Day.

          10.8    Time of the Essence.    Time is of the essence for performance of the Obligations under the Loan Documents.

          10.9    GOVERNING LAW.    THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF

  CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          10.10    SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.    (A) BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN SAN FRANCISCO, CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER, BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CALIFORNIA; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SCHEDULE B OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

            (B)  THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER, BORROWER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          10.11    Press Releases.    Borrower agrees that neither it nor its Affiliates will in the future issue any press release or other public disclosure using the name of Sun Microsystems, Inc. or its affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to Lender and without the prior written consent of Lender unless (and only to the extent that) Borrower or its Affiliate is required to do so under law and then, in any event, Borrower or its Affiliate will consult with Lender before issuing such press release or other public disclosure.

          10.12    Reinstatement.    This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any other Credit Party, or otherwise, all as though such payments had not been made.

        11.  CROSS-GUARANTY

          11.1    Cross-Guaranty.    Borrower hereby absolutely and unconditionally guarantees to Lender and its successors and assigns the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations owed or hereafter owing to Lender by each other Person comprising Borrower, including that portion of any Loan attributable to each other Borrower. Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations under this Section 11 shall be absolute and unconditional, irrespective of, and unaffected by:

            (a)  the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which Borrower is or may become a party;

            (b)  the absence of any action to enforce this Agreement (including this Section 11) or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions hereof or thereof;

            (c)  the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);

            (d)  the insolvency of any other Person comprising Borrower; or

            (e)  any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

  it being agreed by Borrower that its obligations under this Section 11 shall not be discharged until the payment and performance, in full, of the Obligations has occurred. Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

          11.2    Waivers by Borrower.    Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Person comprising Borrower, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, Borrower. It is agreed between Borrower and Lender that the foregoing waivers are of the essence of the transactions contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 11 and such waivers, Lender would decline to enter into this Agreement. Without limiting the generality of the foregoing, each Guarantor waives any defenses or rights under or of the kind described in California Civil Code sections 2795, 2808, 2809, 2810, 2815, 2819 through 2825 (inclusive), 2832, 2839, and 2845 through 2850 (inclusive) and similar laws in other jurisdictions.

          11.3    Benefit of Guaranty.    Borrower agrees that the provisions of this Section 11 are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Lender, the obligations of such other Borrower under the Loan Documents.

          11.4    Subordination of Subrogation.    Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 11.7, Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Borrower acknowledges and agrees that this waiver is intended to benefit Lender and shall not limit or otherwise affect Borrower's liability hereunder or the enforceability of this Section 11, and that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 11.4.

          11.5    Election of Remedies.    If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Lender a Lien upon any Collateral, whether owned by Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 11. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, Borrower hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation which Borrower might otherwise have had but for such action by Lender. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but may be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 11, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale. In addition, Borrower waives all rights and defenses arising out of an election of remedies by Lender, even though the election of remedies, such as a non-judicial foreclosure with respect to security for the Obligations, has destroyed Borrower's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

          11.6    Limitation.    Notwithstanding any provision herein contained to the contrary, Borrower's liability under this Section 11 (which liability is in any event in addition to amounts for which Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

            (a)  the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, Borrower; and

            (b)  the amount which could be claimed by Lender from Borrower under this Section 11 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, Borrower's right of contribution and indemnification from each other Borrower under Section 11.7.

          11.7    Contribution with Respect to Guaranty Obligations.    (a) To the extent that a Person comprising Borrower shall make a payment under this Section 11 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment")

  which, taking into account all other Guarantor Payments then previously or concurrently made by any other Person comprising Borrower, exceeds the amount which Borrower would otherwise have paid if Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each Person comprising Borrower as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Person comprising Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

            (b)  As of any date of determination, the "Allocable Amount" of a Person comprising Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Person under this Section 11 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

            (c)  This Section 11.7 is intended only to define the relative rights of Borrower and nothing set forth in this Section 11.7 is intended to or shall impair the obligations of Borrower to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 11.1. Nothing contained in this Section 11.7 shall limit the liability of Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which Borrower shall be primarily liable.

            (d)  The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of Borrower to which such contribution and indemnification is owing.

            (e)  The rights of the indemnifying Borrower Persons comprising under this Section 11.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of Lender's obligation to extend any credit under this Agreement.

          11.8    Liability Cumulative.    The liability of Borrower under this Section 11 is in addition to and shall be cumulative with all liabilities of Borrower to Lender under this Agreement and the other Loan Documents to which Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

        IN WITNESS WHEREOF, this Loan and Security Agreement has been duly texecuted as of the date first written above.

"Borrower"
DOT HILL SYSTEMS CORPORATION
By:

Name:

Title:

DOT HILL SYSTEMS B.V.
By:

Name:

Title:

"Lender"
SUN MICROSYSTEMS, INC.
By:

Name:

Title:

SCHEDULE A—DEFINITIONS

        Initially capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

        "Account Debtor" shall mean any Person who is or may become obligated with respect to, or on account of, an Account.

        "Accounts" shall mean all "accounts," as such term is defined in the Code, now or hereafter owned or acquired by the Borrower or in which the Borrower now or hereafter has or acquires any right or interest, and, in any event, shall also include, without limitation, all accounts receivable, contract rights, book debts, notes, drafts, trust distributions, and other obligations or indebtedness owing to the Borrower arising from the sale, lease or exchange of goods or other property by it or property to be sold, leased or exchanged, or the performance of services by it, or to be performed (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction) and all of the Borrower's rights in, to and under all purchase orders for goods, services or other property, and all of the Borrower's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to the Borrower under all contracts for the sale, lease or exchange of goods or other property or the performance of services by it (whether or not yet earned by performance on the part of the Borrower), in each case whether now in existence or hereafter arising or acquired, including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

        "Affiliate" shall mean, with respect to any Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power for the election of directors of such Person; (ii) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

        "Agreement" shall mean this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as in effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the date hereof or in a written amendment thereto executed by Borrower and Lender.

        "Books and Records" shall mean all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or Borrower's business.

        "Borrower" shall have the meanings assigned to it in the preamble of this Agreement.

        "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of California.

        "Change of Control" shall mean, (a) with respect to any Person on or after the date hereof, that any change in the composition of such Person's stockholders as of the date hereof shall occur which would result in any stockholder or group acquiring 49.9% or more of any class of Stock of such Person, or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the Board of Directors of such Person or otherwise direct the management or affairs of such Person by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

        "Charges" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of Borrower, (iv) the ownership or use of any assets by Borrower, or (v) any other aspect of Borrower's business.

        "Chattel Paper" shall mean all "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

        "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

        "Collateral" shall have the meaning assigned to it in Section 6.1.

        "Contracts" shall mean all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

        "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound. As used herein, the term "Contractual Obligation" shall be deemed to include each of the Manufacturing Agreements to which Dot Hill is a party.

        "Copyright License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

        "Copyrights" shall mean all of the following now owned or hereafter acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

        "Default" shall mean any Event of Default or any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

        "Documents" shall mean all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

        "Environmental Laws" shall mean all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

        "Environmental Liabilities" shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

        "Equipment" shall mean all "equipment" as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description which may be now or hereafter used in such Person's operations or which are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

        "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

        "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by Borrower or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

        "Event of Default" shall have the meaning assigned to it in Section 7.1.

        "Financial Statements" shall mean the financial statements filed by Borrower with the Securities Exchange Commission from time to time.

        "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

        "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower.

        "Fiscal Year" shall mean the 12 month period of Borrower ending December 31 of each year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year" unless Lender shall consent in writing to such change.

        "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

        "General Intangibles" shall mean all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest which such Person may now or hereafter have in or under any Contract, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

        "Goods" shall mean all "goods," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including movables, fixtures, equipment, inventory, or other tangible personal property.

        "Goodwill" shall mean all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

        "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

        "Guarantor" shall mean each Person which executes a guaranty or a support, put or other similar agreement in favor of Lender in connection with the transactions contemplated by this Agreement.

        "Guaranty" shall mean any agreement to perform all or any portion of the Obligations on behalf of Borrower or any other Credit Party, in favor of, and in form and substance satisfactory to, Lender, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

        "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant,"

"hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

        "Hazardous Waste" shall have the meaning ascribed to such term in the Resource Conservation and Recovery Act (42 U.S.C. 6901 et. seq.).

        "Indebtedness" of any Person shall mean: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than 45 days past due); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all capital lease obligations; (v) all Guaranteed Indebtedness; (vi) all Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (vii) the Obligations; and (viii) all liabilities under Title IV of ERISA.

        "Indemnified Liabilities" and "Indemnified Person" shall have the meaning assigned to such terms in Section 1.11.

        "Instruments" shall mean all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

        "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists. As used herein, the term "Intellectual Property" shall include (a) all of the "Intellectual Property" as defined in the Escrow Agreement deposited by Dot Hill with the Escrowee thereunder, and the "Intellectual Property" described in that certain Intellectual Property Security Agreement dated as of the date hereof executed by Borrower in favor of Lender, and (b) all systems software and applications software, including, but not limited to, screen displays and formats, program structures, sequence and organization, all documentation for such software, including, but not limited to, user manuals libraries, maintenance manuals libraries, products documents libraries,, engineer's change orders, histories of bugs and patches, flowcharts, programmer's notes, functional specifications, and operations manuals, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, improvements and ideas, (c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) Patents, patent rights and patent applications, Copyrights and copyright applications, Trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, and trademark, trade name and service mark registrations and patent licenses, trademark licenses and copyright licenses, and (e) other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of the Borrower necessary for the conduct of its business.

        "Interest Rate" shall have the meaning assigned to it in Section 1.5(a).

        "Inventory" shall mean all "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

        "Investment Property" shall mean all "investment property," as such term is defined in the Code, now or hereafter acquired by an Person, wherever located.

        "IRC" and "IRS" shall mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successor thereto.

        "Lender" shall mean Sun Microsystems, Inc. or any Affiliate of Sun Microsystems, Inc., and, if at any time Lender shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

        "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

        "Lien" shall mean any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

        "Litigation" shall mean any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

        "Loan Documents" shall mean this Agreement, the Notes, the Intellectual Property Security Agreement, the Power of Attorney, and the other documents and instruments listed in Schedule C, and all security agreements, mortgages and all other documents, instruments, certificates, and notices at any time delivered by any Person (other than Lender) in connection with any of the foregoing.

        "Loan" shall have the meaning assigned to it in Section 1.1(a).

        "Material Adverse Effect" shall mean: a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower or the industry within which Borrower operates, (b) Borrower's or any other Credit Party's ability to pay or perform the Obligations under the Loan Documents to which Borrower is a party in accordance with the terms thereof, (c) the Collateral or Lender's Liens on the Collateral or the priority of any such Lien, or (d) Lender's rights and remedies under this Agreement and the other Loan Documents.

        "Minimum Actionable Amount" shall mean $50,000.

        "Multiemployer Plan" shall mean a "multiemployer plan," as defined in Section 4001(a) (3) of ERISA, to which Borrower or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

        "Notes" shall mean each Note evidencing a Loan.

        "Notice of Loan" shall have the meaning assigned to it in Section 1.1(b).

        "Obligations" shall mean all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between Borrower and Lender, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Loans and all obligations and liabilities of any Guarantor under any Guaranty.

        "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

        "Patents" shall mean all of the following in which any Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

        "Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 3.10; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of Borrower; (v) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (vi) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $25,000 at any time so long as such Liens attach only to Inventory; (vii) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; and (viii) Liens in existence on the date hereof as disclosed on Disclosure Schedule 4.2.

        "Person" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

        "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of Governmental Authority); (iii) any claim of Borrower against third parties (a) for past, present or future infringement of any Intellectual Property or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (iv) any recoveries by Borrower against third parties with respect to any litigation or dispute concerning any Collateral; and (v) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition or otherwise.

        "Projections" shall mean as of any date the consolidated and consolidating balance sheet, statements of income and cash flow for Borrower and its Subsidiaries (including forecasted Capital Expenditures and Net Borrowing Availability) (i) by month for the next Fiscal Year, and (ii) by year for the following three Fiscal Years, in each case prepared in a manner consistent with GAAP and accompanied by senior management's discussion and analysis of such plan.

        "Purchase Money Indebtedness" shall mean (i) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (iii) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

        "Purchase Money Lien" shall mean any Lien upon any fixed assets which secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

        "Real Property" shall have the meaning assigned to it in Section 3.15.

        "Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

        "Requirement of Law" shall mean as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Restricted Payment" shall mean: (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower's Stock; (ii) any payment or distribution made in respect of any subordinated Indebtedness of Borrower in violation of any subordination or other agreement made in favor of Lender; (iii) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower's Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than (a) that arising under this Agreement or (b) the payment of interest and principal, when due without acceleration or modification of the amortization as in effect on the date hereof, under Indebtedness (not including subordinated Indebtedness, payments of which shall be permitted only in accordance with the terms of the relevant subordination agreement made in favor of Lender) described in Disclosure Schedule 3.7, or otherwise permitted under Section 5(b)(vi); or (iv) any bonus payment or other form of compensation to an employee, Stockholder, or Affiliate of Borrower, except as specifically permitted herein; (v) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder or Affiliate of such Person which is not expressly and specifically permitted in this Agreement; provided, that no payment to Lender shall constitute a Restricted Payment. Neither of the following shall constitute a Restricted Payment: (i) the granting of Stock bonuses and options to employees (including officers) of Borrower, and (ii) the declaration, but not the payment of cash bonuses to officers of Borrower, so long as such cash bonuses are not paid in whole or in part for so long as this Agreement remains in effect, and (iii) the payment to Wells Fargo Bank of principal and interest payments in accordance with the agreements between Borrower and Wells Fargo Bank described in Disclosure Schedule 3.7 (the "Wells Fargo Agreements"); provided, that in no event shall Wells Fargo Bank obtain a Lien on the assets of Borrower other than a certain collateral securities account described in Disclosure Schedule 3.7.

        "Stated Expiry Date" shall mean June 30, 2003; provided that, in Lender's sole discretion, the Stated Expiry Date may be extended for one or more additional six month terms but only if Lender agrees to such extensions in writing prior to the then Stated Maturity Date. The foregoing notwithstanding, the Sated Expiry Date shall not be extended if, as of the then current Stated Expiry Date, a Default shall have occurred and is continuing. Nothing contained herein shall be deemed to be a commitment by Lender to extend the Stated Expiry Date at any time in effect.

        "Stock" shall mean all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, company, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

        "Stockholder" shall mean each holder of Stock of Borrower.

        "Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

        "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

        "Termination Date" shall mean the earliest of (i) the Stated Expiry Date, (ii) the date Lender's obligation to advance funds is terminated pursuant to Section 7.2, and (iii) the date of indefeasible prepayment in full by Borrower of the Obligations in accordance with the provisions of Section 1.2(c).

        "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

        "Trademarks" shall mean all of the following now owned or hereafter acquired by any Person: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

        "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

        Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the date hereof unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words "herein," "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

        For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural,; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

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LOAN AND SECURITY AGREEMENT DATED AS OF OCTOBER 24, 2002 AMONG SUN MICROSYSTEMS, INC. AS LENDER AND DOT HILL SYSTEMS CORP. AND DOT HILL SYSTEMS B.V., AS BORROWER
INDEX OF EXHIBITS AND SCHEDULES
SCHEDULE A—DEFINITIONS